Exhibit 3.3

BYLAWS OF STANDARD NUCLEAR, INC.

(Adopted on July 20, 2024)

ARTICLE I.

MEETING OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of Standard Nuclear, Inc. (the “Corporation”), commencing in the year 2024, shall be held at such date and time as shall be designated from time to time by the Board of Directors (the “Board”). Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the majority of the Board, or when requested in writing by the holders of not less than 10% of all the shares of “Common Stock” (as defined in the Certificate of Incorporation of the Corporation, hereinafter referred to as the “Certificate of Incorporation”) entitled to vote at the meeting. A meeting requested by stockholders shall be called for a date not less than 10 nor more than 60 days after the request is made, unless the stockholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the Board or stockholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of stockholders shall be held at the principal place of business of the Corporation or at such other place, either within or without the State of Delaware (including by remote communications as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware, as in effect from time to time (the “DGCL”), as may be designated by the Board from time to time.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and the general nature of the business to be considered, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally, or by email, or by first class mail, by or at the direction of the Secretary or the persons calling the meeting to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Stockholder Quorum and Voting.

(a) Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

(b) In case a quorum shall not be present at any meeting, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting of Shares. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after three years from the date thereof unless otherwise provided in the proxy.

Section 9. List of Stockholders Entitled to Vote.

(a) After fixing a record date for a meeting of stockholders as provided in Article IV, Section 6 of these Bylaws, the officer of the Corporation who had charge of its stock ledger shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting.

(b) The list of stockholders shall be available for inspection by any stockholder for any purpose germane to the meeting for a period beginning 10 days prior to the meeting for which the list was prepared and continuing through the meeting: (i) during ordinary business hours, at the Corporation’s principal office; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time there of and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network and the information required to gain access to such list shall be provided with the notice of the meeting.

Section 10. Action by Stockholders Without a Meeting.

(a) Any action required by law, these Bylaws, or the Certificate of Incorporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law. Prompt notice of the taking of the corporate action taken pursuant to this Section shall be provided to the stockholders in accordance with Section 228 of the DGCL.

(b) No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by Section 228 of the DGCL within 60 days of the first date on which a written consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

Section 11. Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, if authorized by the directors, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, may be conducted in whole or in part by means of remote communication. Subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (2) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE II.

DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board, except such corporate powers as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.

Section 2. Qualification. Directors need not be residents of Delaware or stockholders of the Corporation.

Section 3. Compensation. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4. Number of Directors. The number of directors that shall constitute the whole Board shall be determined by a resolution of the Board.

Section 5. Election and Term.

(a) The person named in the Action of Incorporator as the member(s) of the initial Board shall hold office until the first annual meeting of stockholders, and until each such director’s successor or successors shall have been elected and qualified or until such director’s earlier resignation, removal from office or death.

(b) Except as provided in these bylaws, and unless otherwise provided in the Certificate of Incorporation, at the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

Section 6. Vacancies. If the office of any director, member of a committee or officer is or becomes vacant, the remaining directors in office, even if less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

Section 7. Removal of Directors. Unless otherwise restricted by law, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 8. Quorum and Voting. A majority of the directors elected pursuant to these Bylaws shall constitute a quorum for the transaction of business, unless the Board shall consist of one or two directors, in which event one director shall constitute a quorum. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. All matters shall be determined by the vote of a majority of the directors present at a meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 9. Committees. The Board may, by resolution or resolutions passed by a majority of the whole board, designate committees, each committee to consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers, but no committee shall pass a resolution which may require it (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

Section 10. Time, Notice and Call of Meetings.

(a) Regular meetings of the Board shall be held at such times as the Board may determine. Written notice of the time and place of meetings of the Board, other than the regular annual meeting, shall be given to each director by either personal delivery, electronic mail or facsimile at least three (3) days before the meeting or by notice mailed to the director at least 10 days before the meeting.

(b) Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting or if all of the directors are present (unless provided otherwise by law). Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(c) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(d) A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(e) Upon the written request of any director, the Secretary shall call a special meeting of the Board.

Section 11. Chairperson. The Chairperson of the Board, if one be elected, shall preside at all meetings of the Board and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board. Such Chairperson shall not be considered an officer of the Corporation.

Section 12. Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 13. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required to be taken at a meeting of the Board, or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

Section 14. Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.

Section 15. Approval of Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE III.

OFFICERS

Section 1. Officers. The Corporation shall have a Chief Executive Officer and a Secretary, and such other officers with such titles and duties as shall be stated in a resolution of the Board. Any number of offices may be held by the same person. A failure to elect officers shall not dissolve or otherwise affect the Corporation. None of the officers of the Corporation need be directors or stockholders. The Board shall have authority to fix the compensation of officers; an officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Section 2. Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 3. Appointment of Officers. The Board shall appoint the officers, except that the Board may empower the Chief Executive Officer to appoint such other officers and agents as they business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4. Vacancies. Any vacancy in any office of the Corporation by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board or as provided in Section 3.

Section 5. Removal of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Section 6. Resignations. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

Section 7. Voting of Securities. Unless otherwise directed by the Board, the Chief Executive Officer or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation, entity or organization in which the Corporation holds stock, securities or interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock, securities or interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 8. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action, may be executed on behalf of the Corporation by the Chief Executive Officer.

Section 9. Employment Contracts. The Corporation may enter into employment contracts authorized by the Board (or, in the case of officers who are also directors, by the unaffiliated directors) extending beyond the terms of office of the officers. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board to remove or fail to reappoint officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation.

Section 10. Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board may require.

ARTICLE IV.

CAPITAL STOCK

Section 1. Share Certificates and Notices; Uncertificated Stock; Partly Paid Shares.

(a) The shares of the Corporation may be certificated or uncertificated, as provided under DGCL, and shall be entered in the books of the Corporation and recorded as they are issued. Any or all of the signatures on any certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the Corporation shall send to the record owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Certificate of Incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.

(c) The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 2. Special Designation on Certificates and Notices of Issuance. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, the issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented or transfer instructions are given with respect to uncertificated shares, both the transferor and transferee request the Corporation to do so. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 4. Restrictions on Transfer.

(a) No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the Corporation (excluding shares of common stock issued upon the conversion of preferred stock of the Corporation) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise without the prior consent of the Corporation, upon duly authorized action of its Board. All shares sold, assigned, pledged or transferred with the Corporation’s consent pursuant to this Section 4(a) shall continue to be subject to the provisions of this Section 4(a) in the same manner as before the sale, assignment, pledge or transfer.

(b) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of Section 4(a):

(1) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general of limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

(2) A stockholder’s transfer of any or all of such stockholder’s shares to the Corporation.

(3) A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

(4) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(5) A transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners.

(6) A transfer by a stockholder that is a limited liability company to any or all of its members or former members.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section 4, and there shall be no further transfer of such stock except in accordance with this Section 4.

(c) The provisions of this Section 4 may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Section 4 may be amended or repealed either by a duly authorized action of the Board, or by the stockholders upon the express written consent of the owners of a majority of the voting power of the Corporation.

(d) Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Section 4 are strictly observed and followed.

(e) The foregoing restriction on transfer shall terminate immediately before a Deemed Liquidation Event (as defined in the Amended and Restated Certificate of Incorporation of the Corporation) or upon the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933.

(f) The certificates representing shares of common stock of the Corporation shall bear on their back the following legends so long as the foregoing restriction on transfer remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF THE CORPORATION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

Section 5. Lost, Stolen, or Destroyed Certificates. If the stockholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued, or evidence of uncertificated shares in the place of any certificate theretofore issued by the Corporation, in the place upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

Section 6. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish, in accordance with applicable law.

Section 7. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If a record date for a specific action is not fixed by the Board, such record date shall be that specified by the section of the DGCL dealing with that action (or any successor provision thereof) or, if no such record date is specified, in accordance with Section 213 of the DGCL (or any successor provision thereto). A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.

Section 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE V.

BOOKS AND RECORDS

Section 1. Books, Records of Account and Minutes. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees of directors.

Section 2. Stockholder Register. The Corporation shall keep at its registered office or principal place of business a record of its stockholders, giving the names and addresses of all stockholders and the number of the shares held by each.

Section 3. Form of Books, Records and Minutes. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VI.

DIVIDENDS

Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VII.

CORPORATE SEAL

The Board may adopt a corporate seal having inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
AND OTHER CORPORATE AGENTS

Section 1. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or Section 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Indemnification of Others. Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to such person or persons the determination of whether employees or agents shall be indemnified.

Section 5. Advanced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 6(ii) or 6(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 6. Limitation on Indemnification. Subject to the requirements in Section 3 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7 or (d) otherwise required by applicable law; or

(v) if prohibited by applicable law.

Section 7. Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VIII is not paid by the Corporation or on its behalf within 90 days after receipt by the Corporation of a written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. To the extent not prohibited by law, the Corporation shall indemnify such person against all expenses actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such person is successful in such action. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 10. Survival. The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 12. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 13. Savings Clause. If this Article VIII, or any portion thereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding or any action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

ARTICLE IX.

MISCELLANEOUS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on such date as may be determined by the Board.

Section 2. Notice and Waiver of Notice.

(a) Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

(b) Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

(c) Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

(d) Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 3. Electronic Notice; Effective Date; Form Thereof.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Notice given pursuant to subsection (a) of this Section 3 shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 4. Conflicts with the Certificate of Incorporation. In the event of any conflict between the provisions of the Corporation’s Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 5. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 6. Facsimile or Electronic Signature. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any stockholder, director or officer of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

ARTICLE X.

AMENDMENTS

(a) These Bylaws may be altered, amended, repealed or added to by the vote of the Board of this Corporation at any regular or special meeting of the Board, if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.

(b) These Bylaws, and any amendments thereto, and new Bylaws added by the Board, may be amended, altered or replaced by the holders of Common Stock at any annual or special meeting of the holders of Common Stock.

(c) A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board.

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CERTIFICATE OF INCORPORATOR

This is to certify that the foregoing is a true and correct copy of the Bylaws of the Corporation named in the title thereto and that such Bylaws were duly adopted by the sole incorporator of the Corporation on the date set forth below.

Date: July 20, 2024

/s/ Thomas Hendrix
Name:	Thomas Hendrix
Sole Incorporator